EXHIBIT 99.1

BBCN Bancorp Appoints Daniel Kim as EVP and Chief Planning Officer

LOS ANGELES, Nov. 7, 2013 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today announced that Daniel Kim will join the Company as Executive Vice President and Chief Planning Officer effective November 25, 2013. Heading the holding company's strategic planning department established earlier this year, Mr. Kim will work closely with Chairman and Chief Executive Officer Kevin S. Kim in the areas of mergers and acquisitions, business line and revenue diversification and capital management strategy.

Daniel Kim, 46, currently serves as Executive Vice President, Chief Financial Officer and Corporate Secretary of Saehan Bancorp, Inc. (OTCQB:SAEB), which recently announced that its shareholders approved the completion of a merger with Wilshire Bancorp, Inc. (Nasdaq:WIBC). Having joined Saehan in September 2003, Mr. Kim directly supervises and provides oversight of numerous departments within the organization, including accounting/investment, central operations administration, human resources, IT, compliance and BSA. In addition, Mr. Kim has served as Acting President of Saehan during the interim periods of October 2010 through April 2011 and since November 1, 2013. From May 1997 to August 2003, Mr. Kim served as First Vice President and Manager of the accounting, corporate planning and investment departments of the former Pacific Union Bank, during which time he successfully consummated an initial public offering. Mr. Kim began his banking career in June 1991 at the former Center Bank, where he last served as Assistant Vice President and Accounting/Investment Officer. Center Bank merged with Nara Bank in November 2011 to become BBCN Bank. Mr. Kim earned his B.A. degree in economics/business from the University of California, Los Angeles.

"With more than 22 years of direct experience in the Southern California Korean-American banking sector, Daniel Kim is highly regarded in the community for his strong analytical and interpersonal skills," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "We expect his extensive experience with oversight of many operational areas of banking will be of tremendous value to BBCN as we make progress enhancing BBCN's position as the premier Korean-American bank in the nation. The entire management team of BBCN looks forward to welcoming Daniel back to the organization as an integral member of our executive leadership."

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.3 billion in assets as of September 30, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com